Exhibit 99.1
PRESS RELEASE

Financial Contact:	Media Contact:
Kellie S. Pruitt	Robert A. Milligan
Chief Financial Officer	Senior Vice President of Corporate Finance
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480-258-6637	480-998-3478
kelliepruitt@htareit.com	robertmilligan@htareit.com
HEALTHCARE TRUST OF AMERICA, INC. REPORTS 12.5% INCREASE IN NORMALIZED FFO TO $0.18 PER DILUTED SHARE
Q1 2014 Same-Property Cash NOI Increased 3.0%
Scottsdale, Arizona (April 29, 2014) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the quarter ended March 31, 2014.
First Quarter 2014 Highlights
Operating

•	Normalized FFO: Normalized FFO increased 24.1% to $42.4 million compared to Q1 2013.

•	Normalized FFO Per Share: $0.18 per diluted share, an increase of $0.02 per diluted share, or 12.5%, compared to Q1 2013.

•
Normalized FAD: $0.16 per diluted share, or $38.7 million, an increase of $0.02 per diluted share, or 14.3%, compared to Q1 2013. The payout ratio of Normalized FAD decreased to 88% for the first quarter.

•	Same-Property Cash NOI: $52.0 million, an increase of $1.5 million, or 3.0%, compared to Q1 2013. Same-property cash rental revenue increased 2.5%, compared to Q1 2013.
Portfolio

•
In-House Property Management and Leasing Platform: Expanded HTA’s in-house property management and leasing platform by 562,000 square feet of GLA during the quarter, bringing total in-house GLA to 12.6 million square feet of GLA, or 89% of the portfolio’s GLA.

•
Leasing: During the quarter, HTA entered into new or renewal leases on approximately 300,000 square feet of GLA, or approximately 2.1% of its portfolio. Tenant retention for the quarter was approximately 75% by GLA.

•	Leased Rate: At the end of the quarter, the leased rate by GLA was 91.2%, up from 90.9% a year ago.
Balance Sheet and Liquidity

•
Debt Refinance: HTA amended its $300.0 million term loan to extend the initial maturity to January 2018, and to decrease the interest rate to LIBOR plus 1.2% based on our current credit rating, a decrease of 35 basis points.

•
Balance Sheet: At the end of the quarter, HTA had total liquidity of $602.4 million, including $575.0 million of availability on its unsecured revolving credit facility, and $27.4 million of cash and cash equivalents. The leverage ratio of total debt to total capitalization was 31.1%.

Financial Results
Normalized FFO
Normalized Funds from Operations, or Normalized FFO, was $0.18 per diluted share, or $42.4 million, for the three months ended March 31, 2014, compared to $0.16 per diluted share, or $34.2 million, for the three months ended March 31, 2013.
FFO
FFO was $0.17 per diluted share, or $40.2 million, for the three months ended March 31, 2014, compared to $0.14 per diluted share, or $29.9 million, for the three months ended March 31, 2013.
Normalized FAD
Normalized Funds Available for Distribution, or Normalized FAD, was $0.16 per diluted share, or $38.7 million, for the three months ended March 31, 2014, compared to $0.14 per diluted share, or $31.5 million, for the three months ended March 31, 2013. The payout ratio of Normalized FAD decreased to 88% for the first quarter.
Rental Income
Rental income increased 18.6% to $90.5 million for the three months ended March 31, 2014, compared to $76.2 million for the three months ended March 31, 2013. This increase in rental income was primarily driven by $309.3 million of acquisitions since March 31, 2013 and same-property growth.
NOI
Net Operating Income, or NOI, was $61.7 million for the three months ended March 31, 2014, compared to $52.9 million for the three months ended March 31, 2013.
Same-Property Cash NOI
Same-Property Cash NOI increased 3.0% to $52.0 million for the three months ended March 31, 2014, compared to $50.5 million for the three months ended March 31, 2013.
General and Administrative Expenses
General and administrative expenses were $6.3 million for the three months ended March 31, 2014, compared to $6.4 million for the three months ended March 31, 2013.
Interest Expense and Change in the Fair Value of Derivative Financial Instruments
The total interest expense and change in the fair value of derivative financial instruments for the three months ended March 31, 2014 was $14.1 million, which included $13.3 million of interest expense related to debt and interest rate swaps, and a net loss of $0.8 million on the change in the fair value of HTA’s derivative financial instruments.
HTA ended the quarter with a weighted average borrowing cost of 3.82% per annum, inclusive of interest rate swaps. The weighted average remaining term of the debt portfolio at the end of the quarter was 5.0 years, including extension options.
Net Income
Net income for the three months ended March 31, 2014 was $5.4 million, compared to $1.4 million for the three months ended March 31, 2013.
Balance Sheet
As of March 31, 2014, HTA had total assets of $2.7 billion, cash and cash equivalents of $27.4 million, and $575.0 million available on its unsecured revolving credit facility. The leverage ratio of total debt to total capitalization was 31.1%.
Leased Rate, Occupancy Rate and Tenant Retention
The leased rate of HTA’s portfolio which includes leases executed but not commenced was 91.2% by GLA, an increase from 90.9% from Q1 2013. The occupancy rate of HTA’s portfolio was 90.8% by GLA, an increase from 90.5% from Q1 2013. Tenant retention for the quarter was approximately 75% by GLA.
Credit Rated Tenants
Investment grade rated tenants as a percent of annualized base rent was approximately 41% as of March 31, 2014 and approximately 57% of HTA’s annualized base rent is derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.
In-House Property Management and Leasing Platform
During the quarter, HTA expanded its in-house property management and leasing platform by 562,000 square feet of GLA, bringing total in-house GLA to 12.6 million square feet, or 89% of the portfolio’s GLA.

Funds from Operations (FFO), Normalized FFO and Normalized Funds Available for Distribution (Normalized FAD)
HTA computes FFO in accordance with the current standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO, as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment write-downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real asset values have historically risen or fallen based on market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders.
HTA’s methodology for calculating FFO may be different from methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. FFO should be reviewed in connection with other GAAP measurements.
HTA computes Normalized FFO, which excludes from FFO acquisition-related expenses, listing expenses, net gain or loss on change in fair value of derivative financial instruments, noncontrolling income or loss from operating partnership units included in diluted shares and other normalizing items. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund our needs. Normalized FFO should be reviewed in connection with other GAAP measurements.
HTA also computes Normalized FAD, which excludes from Normalized FFO other income or expense, non-cash compensation expense, straight-line rent adjustments, amortization of acquired below and above market leases, deferred revenue - tenant improvement related, amortization of deferred financing costs and debt premium/discount and recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its ability to fund its ongoing dividends. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. Normalized FAD should be reviewed in connection with other GAAP measurements.

The following is the reconciliation of FFO, Normalized FFO and Normalized FAD to net income attributable to common stockholders for the three months ended March 31, 2014 and 2013 (amounts in thousands, except per share amounts):

	Three Months Ended March 31,
	2014	2013
Net income attributable to common stockholders	$5,292	$1,351
Depreciation and amortization expense	34,942	28,561
FFO	$40,234	$29,912
FFO per share - basic	$0.17	$0.14
FFO per share - diluted	$0.17	$0.14
Acquisition-related expenses	976	1,025
Listing expenses	—	4,405
Net (gain) loss on change in the fair value of derivative financial instruments	841	(1,606)
Noncontrolling income from operating partnership units included in diluted shares	104	8
Other normalizing items	209	406
Normalized FFO	$42,364	$34,150
Normalized FFO per share - basic	$0.18	$0.16
Normalized FFO per share - diluted	$0.18	$0.16

Normalized FFO	$42,364	$34,150
Other (income) expense	(26)	(8)
Non-cash compensation expense	1,388	565
Straight-line rent adjustments, net	(2,100)	(1,738)
Amortization of acquired below and above market leases, net	668	550
Deferred revenue - tenant improvement related	(133)	(131)
Amortization of deferred financing costs and debt discount/premium	561	814
Recurring capital expenditures, tenant improvements and leasing commissions	(3,995)	(2,658)
Normalized FAD	$38,727	$31,544
Normalized FAD per share - basic	$0.16	$0.15
Normalized FAD per share - diluted	$0.16	$0.14
Weighted average number of common shares outstanding:
Basic	237,287	217,103
Diluted	239,823	218,904
Net Operating Income (NOI), Cash NOI and Same-Property Cash NOI
NOI is a non-GAAP financial measure that is computed as net income or loss (computed in accordance with GAAP) before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, listing expenses, interest expense and net change in the fair value of derivative financial instruments, and other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the evaluation of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements.
Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired below and above market leases and lease termination fees. HTA believes that Cash NOI provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.

To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “same-property.” Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods reported, notes receivable interest income, and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.
The following is the reconciliation of NOI, Cash NOI and Same-Property Cash NOI to net income for the three months ended March 31, 2014 and 2013 (amounts in thousands):

	Three Months Ended March 31,
	2014	2013
Net income	$5,434	$1,384
General and administrative expenses	6,299	6,448
Acquisition-related expenses	976	1,025
Depreciation and amortization expense	34,942	28,561
Listing expenses	—	4,405
Interest expense and the net change in fair value of derivative financial instruments	14,090	11,077
Other (income) expense	(26)	(8)
NOI	$61,715	$52,892
NOI percentage growth	16.7%

NOI	$61,715	$52,892
Straight-line rent adjustments, net	(2,100)	(1,738)
Amortization of acquired below and above market leases, net	668	550
Lease termination fees	(13)	(29)
Cash NOI	$60,270	$51,675
Notes receivable interest income	(781)	(546)
Non Same-Property Cash NOI	(7,476)	(612)
Same-Property Cash NOI	$52,013	$50,517
Same-Property Cash NOI percentage growth	3.0%

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA), a publicly traded real estate investment trust, is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are predominately located on or aligned with campuses of nationally or regionally recognized healthcare systems in the U.S.  Since its formation in 2006, HTA has invested approximately $3.0 billion to build a portfolio of properties that is comprised of approximately 14.1 million square feet of gross leasable area located in 27 states. It operates its properties through regional offices located in Albany, Atlanta, Boston, Charleston, Dallas, Indianapolis, Pittsburgh and Scottsdale.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K and in our other filings with the SEC.

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Real estate investments:
Land	$203,014	$203,001
Building and improvements	2,363,386	2,358,071
Lease intangibles	410,076	411,857
	2,976,476	2,972,929
Accumulated depreciation and amortization	(477,487)	(445,938)
Real estate investments, net	2,498,989	2,526,991
Real estate notes receivable	28,520	28,520
Cash and cash equivalents	27,359	18,081
Restricted cash and escrow deposits	18,510	18,114
Receivables and other assets, net	112,591	110,285
Other intangibles, net	49,277	50,343
Total assets	$2,735,246	$2,752,334
LIABILITIES AND EQUITY
Liabilities:
Debt, net	$1,232,282	$1,214,241
Accounts payable and accrued liabilities	78,973	82,893
Derivative financial instruments - interest rate swaps	5,025	5,053
Security deposits, prepaid rent and other liabilities	32,802	35,339
Intangible liabilities, net	11,399	11,797
Total liabilities	1,360,481	1,349,323
Commitments and contingencies
Redeemable noncontrolling interest of limited partners	3,269	3,262
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 237,291,746 and 236,880,614 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	2,373	2,369
Additional paid-in capital	2,127,709	2,126,897
Cumulative dividends in excess of earnings	(770,878)	(742,060)
Total stockholders’ equity	1,359,204	1,387,206
Noncontrolling interest	12,292	12,543
Total equity	1,371,496	1,399,749
Total liabilities and equity	$2,735,246	$2,752,334

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Rental income	$90,452	$76,241
Interest income from real estate notes receivable	852	620
Total revenues	91,304	76,861
Expenses:
Rental	29,589	23,969
General and administrative	6,299	6,448
Acquisition-related	976	1,025
Depreciation and amortization	34,942	28,561
Listing	—	4,405
Total expenses	71,806	64,408
Income before other income (expense)	19,498	12,453
Other income (expense):
Interest expense:
Interest related to derivative financial instruments	(1,345)	(1,365)
Net gain (loss) on change in the fair value of derivative financial instruments	(841)	1,606
Total interest related to derivative financial instruments, including net change in the fair value of derivative financial instruments	(2,186)	241
Interest related to debt	(11,904)	(11,318)
Other income (expense)	26	8
Net income	$5,434	$1,384
Net income attributable to noncontrolling interests	(142)	(33)
Net income attributable to common stockholders	$5,292	$1,351
Earnings per common share - basic:
Net income attributable to common stockholders	$0.02	$0.01
Earnings per common share - diluted:
Net income attributable to common stockholders	$0.02	$0.01
Weighted average number of common shares outstanding:
Basic	237,287	217,103
Diluted	239,823	218,904